UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On Friday, January 15, 2009, the Board of Directors of Smart Move, Inc. accepted the resignation of Jeff McConegal as a member of the Board of Directors of Smart Move, Inc., and as Chair of the Board’s Audit Committee. Mr. McConegal’s resignation, attached hereto as Exhibit 99.1 leaves a vacancy in the Class II member position on the Board of Directors. Mr. McGonegal was also designated to be the Audit Committee Financial Expert and no determination has been made by the Board or its Nominating Committee as to any successor candidates for the vacancies and appointments created by his resignation attached hereto as Exhibit 99.1. Messrs. Kent Lund and Jack Burkholder, both independent members of the Board of Directors, now comprise the Audit Committee.

Mr. McConegal confirmed that he had no disagreements with management or Smart Move’s external auditors over the financial reporting of the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Copy of resignation letter of D. McConegal dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2009

SMART MOVE, INC.

By: /s/ Edward Johnson
Edward Johnson, Chief Financial Officer